Exhibit 3.6

Visionary Education Technology Holding Group Inc.

Board of Directors

Charter of the Audit Committee

Approved by the Board ________, 20__

1.	Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Visionary Education Technology Holdings Group Inc. (the “Company”) is to oversee the Company's accounting and financial reporting processes and the audit of the Company's financial statements. The primary role of the Committee is to oversee the financial reporting and disclosure process. To fulfill this obligation, the Committee relies on: management for the preparation and accuracy of the Company's financial statements;, for establishing effective internal controls and procedures to ensure the Company's compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and the Company's independent auditors for an unbiased, diligent audit or review, as applicable, of the Company's financial statements and the effectiveness of the Company's internal controls. The members of the Committee are not employees of the Company and are not responsible for conducting the audit or performing other accounting procedures.

2.	Membership

The Committee of the Board of the Company shall consist of three or more directors. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the NASDAQ. No member of the Committee can have participated in the preparation of the Company's or any of its subsidiaries' financial statements at any time during the past three years. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication.

No member of the Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board. In addition, the chairman of the Committee may not serve simultaneously on the audit committee of more than one other public company.

Each Committee member shall be appointed by the Board for a term expiring at the next annual general meeting and may serve any number of consecutive terms as the Board may determine or until earlier resignation or death. At the beginning of each fiscal year, the Board will appoint a chairperson from the sitting Committee members. The sitting chairperson shall continue in office until such new successor is appointed. The Board may remove any member from the Committee at any time with or without cause.

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3.	Duties and Responsibilities

The Committee shall have the following authority and responsibilities:

A.	Financial Reporting and Internal Control and Risk Management Systems
1.	Review the company’s annual consolidated audited financial statements and recommend approval of these financial statements to the Board of Directors.
2.	The review should include discussion with the management and the external auditors of significant issues regarding accounting principles, practices, adequacy of disclosure, and significant management estimates and judgements.
3.	Review and discuss significant findings and recommendations of the external auditors set out in the Management Letter, together with management’s responses.
4.	Review the Annual Financial Report and other related reports with financial disclosures as appropriate.
5.	Review significant accounting and reporting developments, including recent and contemplated professional and regulatory proposals, and understand their impact on financial reports.
6.	Review with management and the external and internal auditors the overall effectiveness of the internal control framework, including the efficiency and effectiveness of operations, safeguarding of assets and integrity of financial transactions, and steps taken by management to minimize significant exposures.
7.	Discuss with management significant financial risk exposures as they relate to or arise from areas of responsibility assigned to Committee, or as they are raised by the Company’s External Auditor, within these Terms of Reference or otherwise as assigned by the Board.
8.	Recommend to the Board whether the audited financial statements and the related MD&A disclosure should be included in the Company’s annual report on Form 10-K for filing with the SEC; and to produce the audit committee report required to be included in the Company’s proxy statement.
9.	Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
10.	Monitor compliance with the Company’s Code of Conduct and Ethics (the “Code”), to investigate any alleged breach or violation of the Code, and to enforce the provisions of the Code.
11.	Review, with the General Counsel, if any, and outside legal counsel, legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company’s financial statements.
12.	Review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures, and to develop policies and procedures for the Committee’s approval of related party transactions.

B.	External Audit Process
1.	Select and retain an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’ annual financial statements, books, records, account and internal controls over financial reporting;
2.	Set the compensation of the Company’s independent auditors;
3.	Review the proposed audit scope and approach for the upcoming consolidated financial statement audit and other mandated audits;
4.	Annually review and assess the independence and performance of the external auditors, including a review of all non-audit services provided by the external auditors;
5.	Review the external auditors’ findings and management’s response, the external auditors’ evaluation of the quality and appropriateness of accounting principles applied in financial reporting and any unresolved material differences of opinion;
6.	Meet privately with the external auditors to discuss any matters that the Committee or the external auditors believe should be discussed privately;
7.	Approve all audit engagement fees and terms;
8.	Pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms and establish policies and procedures for the Committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on- going basis.

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9.	Terminate the Company’s independent auditors, if necessary;
10.	Select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
11.	To obtain and review a report by the Company's independent auditors that describes (1) the accounting firm's internal quality control procedures, (2) any issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors;
12.	At least annually, to evaluate the qualifications, performance and independence of the Company's independent auditors, including an evaluation of the lead audit partner; and to assure the regular rotation of the lead audit partner at the Company's independent auditors and consider regular rotation of the accounting firm serving as the Company's independent auditors.
13.	Review and discuss with the Company's independent auditors (1) the auditors' responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors' risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.
14.	Review and discuss with the Company's independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.
15.	Review and discuss with the Company’s independent auditors and management (1) any audit problems or difficulties, including difficulties encountered by the Company’s independent auditors during their audit work (such as restrictions on the scope of their activities or their access to information), (2) any significant disagreements with management and (3) management’s response to these problems, difficulties or disagreements; and to resolve any disagreements between the Company’s auditors and management.
16.	Review with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods; and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.
17.	Keep the Company’s independent auditors informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the company; and to review and discuss with the Company’s independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.
18.	Review and discuss with the Company's independent auditors any other matters required to be discussed by PCAOB Auditing Standards No. 1301, Communications with Audit Committees, including, without limitation, the auditors' evaluation of the quality of the company's financial reporting, information relating to significant unusual transactions and the business rationale for such transactions and the auditors' evaluation of the company's ability to continue as a going concern, and other applicable requirements of the PCAOB and the SEC.
19.	Review and discuss with the Company's independent auditors and management the Company's annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's annual report on Form 10-K before the Form 10-K is filed with the SEC.

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C.	Internal Audit Function
1.	Oversee the Internal Audit function, in recognition of the fact that the Internal Audit function reports and is accountable to the Committee. The Chair of the Committee is responsible for liaising with the Manager of the Internal Audit regarding execution of the internal audit plan.
2.	Periodically review and approve the mandate and objectives of the internal audit function.
3.	Review the proposed internal audit plan for the coming year along with the criteria upon which it is based (the risk assessment process), amend it if necessary, and approve it.
4.	Review and discuss significant findings and recommendations resulting from internal audits, special investigations and other reviews of internal controls along with management’s responses and follow-up actions.
5.	Review the organization, structure and resources of the internal audit function and the qualifications of internal audit personnel.
6.	Through the Committee Chair, in consultation with the Chief Financial Officer), review and concur with the appointment, re-assignment or dismissal of the Manager of the internal audit function, and his or her annual performance assessments. The Director of the internal audit function reports administratively, for budgetary and human resources purposes, to the Chief Financial Officer but has a primary reporting relationship to the Committee, which relationship is managed by the Committee Chair.
7.	On a quarterly basis, meet privately with the Manager of the internal audit function.

4.	Outside Advisors

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to the Company's independent auditors, any other accounting firm engaged to perform services for the Company, any outside counsel and any other advisors to the Committee.

5.	Structure and Operations

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet at least once per fiscal quarter per year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report after each committee meeting to the Board on its discussions and actions, including any significant issues or concerns that arise at its meetings, and shall make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall meet separately, and periodically, with management, members of the Company's internal audit department/the personnel primarily responsible for the design and implementation of the Company's internal audit department and representatives of the Company's independent auditors, and shall invite such individuals to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. However, the Committee shall meet regularly without such individuals present.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

6.	Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

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